DATE:  August 2, 2004

FROM:                                                   FOR:
The Carideo Group, Inc.                                 Broadview Media.
1250 One Financial Plaza                                4455 West 77th Street
120 South Sixth Street                                  Edina, MN 55435
Minneapolis, Minnesota 55402


Tony Carideo                                            Red White
President                                               Chief Operating Officer
(612) 317-2880                                          (952) 852-0417

FOR IMMEDIATE RELEASE

               BROADVIEW MEDIA, INC. ANNOUNCES 1ST QUARTER RESULTS

         MINNEAPOLIS, August 2 -- Broadview Media, Inc. (OTC Bulletin Board:
BDVM) today reported sales for the first fiscal quarter ended June 30, 2004 of $871,407, essentially flat compared with the $886,752 the company reported in the same period last year. Net loss totaled $211,927, or ($0.09) per basic and diluted share, versus a net loss of $304,644, or ($0.14) per basic and diluted share for the same period last year.
          ""The marketplace continues to be challenging, most notably in our Entertainment unit, where we face increased competition on the one hand and smaller purchasing packages by the networks on the other," said Terry Myhre, Broadview chairman and CEO. "However, we see a significant upturn in project bid proposals compared to prior years reflecting the improved economy."

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                              Fiscal Year Ended
                                                                                  March 31,
                                                                                  ---------
                                                                            2004               2003
                                                                          ---------         ---------
Net sales                                                                 $ 871,407         $ 886,752
Cost of products
   and services sold                                                      $ 759,160         $ 802,835
                                                                          ---------         ---------
Gross profit                                                              $ 112,247         $  83,917
 SG&A Expense                                                             $ 310,621         $ 379,940
                                                                          ---------         ---------
Operating loss                                                            $(198,374)        $(296,023)
                                                                          ---------         ---------
Other expenses                                                            $  13,553         $   8,621
                                                                          ---------         ---------
Net loss                                                                  $(211,927)        $(304,644)






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
BASIC AND DILUTED NET LOSS PER SHARE                                      $   (0.09)        $   (0.14)


BASIC AND DILUTED WEIGHTED
   AVERAGE NUMBER
   OF COMMON SHARES
   OUTSTANDING                                                            2,322,258         2,205,698


CONDENSED CONSOLIDATED BALANCE SHEET                 JUNE 30, 2004                    MARCH 31,2004
------------------------------------                 -------------                    -------------
Current Assets                                        $ 1,135,172                       $1,012,477
Total Assets                                            1,587,677                        1,508,505
Current Liabilities                                     1,362,726                        1,105,349
Total Liabilities                                       1,378,949                        1,125,631
Stockholders' Equity                                      208,728                          382,874



ABOUT BROADVIEW MEDIA

Broadview Media is one of the Midwest's leading media production companies. Operating full-service media production facilities in Chicago and Minneapolis, Broadview provides creative and production services for educational courses, television programming, and business communications. Major clients of Broadview Media include Scott Foresman, Houghton Mifflin, Pearson PLC, Home & Garden Television, The History Channel, Tellabs, United Way and Chicago's Children's Memorial Hospital. The Company is publicly traded on the OTC Bulletin Board under the trading symbol BDVM.



For additional information, please contact:              Red White
                                                         Chief Operating Officer
                                                         952.852.0417 (phone)
                                                         redw@BroadviewMedia.com



CAUTIONARY STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions

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investors should take into account when making investment decisions.
Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

For further information regarding risks and uncertainties associated with Broadview Media's business, please refer to the "Management's Discussion and Analysis or Plan of Operation" sections of Broadview Media's SEC filings, including, but not limited to, its annual report on Form 10-KSB and quarterly reports on Form 10-QSB, copies of which may be obtained by contacting Broadview Media at 952-835-4455, ext 214.

All information in this release is as of August 2, 2004. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.